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                     DAIMLER-BENZ VEHICLE OWNER TRUST 1998-A
                            MONTHLY SERVICING REPORT
                   SERVICER: MERCEDES-BENZ CREDIT CORPORATION
                             TRUSTEE: CITIBANK, N.A.
                        COLLECTION PERIOD: FEBRUARY 2002
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DISTRIBUTION DATE:
                  03/20/02


STATEMENT TO NOTEHOLDERS AND CERTIFICATEHOLDERS PURSUANT TO
SECTION 4.9 OF THE SALE AND SERVICING AGREEMENT                                                     Per $1,000 of Original
                                                                                                        Class A/Class B
                                                                                                            Amounts
                                                                                                 ------------------------------

     (i)     Principal Distribution
                  Class A-1                                                                $0.00          $0.000000
                  Class A-2                                                                $0.00          $0.000000
                  Class A-3                                                                $0.00          $0.000000
                  Class A-4                                                       $16,933,404.48          $70.030622
                  Class B Amount                                                           $0.00          $0.000000
    (ii)     Interest Distribution
                  Class A-1                                                                $0.00          $0.000000
                  Class A-2                                                                $0.00          $0.000000
                  Class A-3                                                                $0.00          $0.000000
                  Class A-4                                                          $508,775.02          $2.104115
                  Class B Amount                                                     $382,415.48          $4.683333
   (iii)     Monthly Servicing Fee                                                   $165,511.94
             ---------------------
                  Monthly Supplemental Servicing Fee                                       $0.00
    (iv)     Class A-1 Principal Balance (end of Collection Period)                        $0.00
             Class A-1 Pool Factor (end of Collection Period)                          0.000000%
             Class A-2 Principal Balance (end of Collection Period)                        $0.00
             Class A-2 Pool Factor (end of Collection Period)                          0.000000%
             Class A-3 Principal Balance (end of Collection Period)                        $0.00
             Class A-3 Pool Factor (end of Collection Period)                         0.0000000%
             Class A-4 Principal Balance (end of Collection Period)              $100,026,370.57
             Class A-4 Pool Factor (end of Collection Period)                         41.367399%
             Class B Principal Balance (end of Collection Period)                 $81,654,551.40
             Class B Pool Factor (end of Collection Period)                          100.000000%
     (v)     Pool Balance (end of Collection Period)                             $181,680,921.97

    (vi)     Interest Carryover Shortfall
                  Class A-1                                                                $0.00          $0.000000
                  Class A-2                                                                $0.00          $0.000000
                  Class A-3                                                                $0.00          $0.000000
                  Class A-4                                                                $0.00          $0.000000
                  Class B                                                                  $0.00          $0.000000
             Principal Carryover Shortfall
                  Class A-1                                                                $0.00          $0.000000
                  Class A-2                                                                $0.00          $0.000000
                  Class A-3                                                                $0.00          $0.000000
                  Class A-4                                                                $0.00          $0.000000
                  Class B                                                                  $0.00          $0.000000

   (vii)     Balance of the Reserve Fund Property (end of Collection Period)
                  Class A Amount                                                  $16,588,303.48
                  Class B Amount                                                           $0.00

  (viii)     Aggregate Purchase Amount of Receivables repurchased by the
                  Seller or the Servicer                                          $33,717,573.05



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